Exhibit 10.04

AMBAC FINANCIAL GROUP, INC.

2006 DIRECTORS COMPENSATION TABLE *

EFFECTIVE AS OF JANUARY 1, 2006

TYPE OF FEE	AMOUNT	MANNER OF PAYMENT
Annual Fees/Awards

• Annual fee for serving as a director of Ambac Financial Group, Inc.	$80,000**	$80,000 payable quarterly in arrears in cash

• Annual fee for serving as a director of Ambac Assurance Corporation	None

• Annual fee for chairing the Audit and Risk Assessment Committee of Ambac Financial Group, Inc.	$20,000	Payable quarterly in arrears in cash

• Annual fee for chairing the Compensation Committee or Governance Committee of Ambac Financial Group, Inc.	$10,000	Payable quarterly in arrears in cash

• Annual fee for serving as Lead Director of Ambac Financial Group, Inc.	$25,000	Payable quarterly in arrears in cash

Non-Executive Chairman Retainer Fee

• Annual retainer fee for the Chairman of the Board	$250,000	Payable quarterly in arrears in cash

Travel and Related Expenses

• Travel and related expenses incurred in attending a stockholder, board or committee meeting	100% of expenses incurred	Payable in cash promptly upon submission of receipts to the Ambac Financial Group, Inc.

*	Directors who are employees of Ambac Financial Group, Inc. and its affiliates are not paid any fees or other compensation for serving as directors, but are reimbursed for travel and related expenses incurred in attending meetings.
**	The cash portion of the annual fee is prorated to reflect service on the Board of less than one full year prior to the relevant annual meeting of stockholders.

AMBAC FINANCIAL GROUP, INC.

DIRECTORS COMPENSATION TABLE

EFFECTIVE AS OF MAY 4, 2004

(CONTINUED PAGE 2 OF 2)

TYPE OF FEE	AMOUNT	MANNER OF PAYMENT
Stock Awards

• Annual Award of Restricted Units of Common Stock (RSUs)	Value of $60,000 RSUs on date of the Annual Meeting

•      The value of $60,000 of RSUs will be awarded annually on the date of the annual meeting of stockholders. The number of RSUs shall be equal to $60,000 divided by the average of the high and low selling price of Ambac’s Common Stock on the NYSE on the date of the Annual Meeting.

•      The RSUs vest on the first anniversary of the grant

• Five-year Award of RSUs	Value of $210,000 RSUs on date of Annual Meeting (only granted once every 5 years)

•      The value of $210,000 of RSUs are awarded on the date of the annual meeting of stockholders coincident with, or first succeeding the director’s election to the Ambac Financial Group, Inc. Board. The number of RSUs shall be equal to $210,000 divided by the average of the high and low selling price of Ambac’s Common Stock on the NYSE on the date of the Annual Meeting.

•      These RSUs vest on the date of the annual meeting held in the fifth year following the date of grant

•      Assuming the director remains on the Board following vesting, he or she will be awarded an additional $210,000 in RSUs

•      RSUs are awarded under the 1997 Non-Employee Directors Plan, as amended

OTHER BENEFITS	DESCRIPTION
• Deferred compensation	Under the Deferred Compensation Plan for Outside Directors and Eligible Senior Officers, non-employee directors may elect to defer all or part of their director compensation (including both annual and meeting fees) that is paid in cash

• Health and welfare	Each non-employee director is permitted to enroll (without paying any premium) in the Ambac Financial Group, Inc. medical and dental plan and is eligible to receive a $50,000 term life insurance policy (without paying any premium)